Exhibit 21.1

State or Other
Jurisdiction of
Incorporation or
Name	Organization

1283465 Ontario Inc	Ontario
7324375 Canada Inc	Canada
7624026 Canada Inc	Canada
Choice Environmental Services of Broward, Inc.	Florida
Choice Environmental Services of Collier, Inc.	Florida
Choice Environmental Services of Dade County, Inc.	Florida
Choice Environmental Services of Highlands County, Inc.	Florida
Choice Environmental Services of Lee County, Inc.	Florida
Choice Environmental Services of Miami, Inc.	Florida
Choice Environmental Services of St Lucie, Inc.	Florida
Choice Environmental Services, Inc.	Florida
Choice Recycling Services of Broward, Inc.	Florida
Choice Recycling Services of Miami, Inc.	Florida
Eskimo Pie Corporation	Virginia
Express Restaurant Equipment Service, Inc.	Idaho
Four-State Hygiene, Inc.	Pennsylvania
HB Service, LLC	Delaware
Integrated Brands, Inc.	New Jersey
Lone Star Hygiene, LLC	Texas
Santec Chemical (DBA filing)	Florida
Service Arkansas, LLC	Florida
Service Baltimore,LLC	Florida
Service Beverly Hills, LLC	Delaware
Service Birmingham, LLC	Florida
Service California, LLC	Delaware
Service Carolina, LLC	North Carolina
Service Central FL, LLC	Florida
Service Charlotte, LLC	North Carolina
Service Chattanooga, LLC	Florida
Service Cincinnati, LLC	Delaware
Service Columbia, LLC	Florida
Service Columbus, LLC	Delaware
Service Florida, LLC	Florida
Service DC, LLC	Florida
Service Gainesville, LLC	Florida
Service Gold Coast, LLC	Florida
Service Greensboro, LLC	North Carolina
Service Greenville,LLC	Florida
Service Gulf Coast, LLC	Florida
Service Hawaii, LLC	Florida
Service Houston, LLC	Florida
Service Las Vegas, LLC	Florida
Service Louisville, LLC	Delaware
Service Memphis, LLC	Florida
Service Michigan, LLC	Florida
Service MidAtlantic, LLC	Florida
Service Mid-Atlantic, LLC	Florida
Service Mid-West LLC	Delaware
Service Minneapolis, LLC	Delaware
Service Nashville, LLC	Florida
Service New England LLC	Florida
Service New Mexico, LLC	Florida
Service New Orleans, LLC	Florida
Service North, LLC	Florida
Service North-Central, LLC	Florida
Service Oklahoma City, LLC	Florida
Service Philadelphia, LLC	Florida
Service Phoenix, LLC	Florida
Service Portland, LLC	Florida
Service Puerto Rico 4725, LLC	Puerto Rico
Service Raleigh, LLC	North Carolina
Service Salt Lake City, LLC	Florida
Service Seattle, LLC	Florida
Service South, LLC	Florida
Service St. Louis, LLC	Florida
Service Tallahassee, LLC	Florida
Service Tampa, LLC	Florida
Service Tri-Cities, LLC	Florida
Service Virginia, LLC	Florida
Service West Coast, LLC	Florida
Service Western Pennsylvania, LLC	Florida
SHFC Finance, LLC	Florida
SHFC Operations, LLC	Delaware
Swisher Hygiene Franchise Corp	North Carolina
Swisher International, Inc	Nevada
Swisher Maids, Inc.	North Carolina
Swisher Pest Control Corp.	North Carolina